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[SBL LOGO]
Security Benefit Life Insurance Company
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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                         VARIFLEX SIGNATURE APPLICATION
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1.  OWNER (APPLICANT)
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Sex M [ ]  F [ ]  Date of Birth_____________________________________________
    Tax ID or SSN ______________________________________________________________
    Annuity Start Date _________________________________________________________
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2.  JOINT OWNER
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Date of Birth ______________________________________________________________
    Tax ID or SSN ______________________________________________________________
    Relationship to Owner ______________________________________________________
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3.  INITIAL PURCHASE PAYMENTS
    (min. $25,000) _____________________________________________________________
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4.  ALLOCATION OF PURCHASE PAYMENTS
    Small Cap Growth         _____%         Large Cap Growth              _____%
    Small Cap Value          _____%         Equity                        _____%
    Technology               _____%         Main Street Growth & Income   _____%
    International            _____%         Large Cap Value               _____%
    Global                   _____%         Global Total Return           _____%
    Mid Cap Growth           _____%         Equity Income                 _____%
    Mid Cap Value            _____%         Managed Asset Allocation      _____%
    Social Awareness         _____%         Global Strategic Income       _____%
    Select 25                _____%         High Yield                    _____%
    Capital Growth           _____%         Diversified Income            _____%
    Enhanced Index           _____%         Money Market                  _____%
                                            Fixed Account                 _____%
                                                                            100%
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    NOTE: Items 5 through 7 are not applicable in applying for a group contract.
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5.  ANNUITANT (IF DIFFERENT FROM OWNER)
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Sex M [ ]  F [ ] Date of Birth _____________________________________________
    Tax ID or SSN ______________________________________________________________
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6.  PRIMARY BENEFICIARY
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner ______________________________________________________
    Date of Birth ______________________________________________________________
    SSN ________________________________________________________________________

    (UPON THE DEATH OF ANY OWNER, THE PRIMARY BENEFICIARY WILL RECEIVE ANY DEATH BENEFIT WHICH IS PAYABLE, ONLY IF THERE IS NO SURVIVING JOINT OWNER. SEE PROSPECTUS FOR DETAILS.)
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7.  SECONDARY BENEFICIARY
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner ______________________________________________________
    Date of Birth ______________________________________________________________
    SSN ________________________________________________________________________
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8.  TYPE OF ANNUITY CONTRACT
    A. [ ] Individual or       [ ] Group
    B. [ ] Non Qualified       [ ] 401(a) (Qual. Pension/Profit Sharing)
       [ ] 403(b) (TSA)        [ ] 401(k) (Qual. Savings Plan)
       [ ] 408 (IRA)
       [ ] 408A (Roth IRA)     Type of Plan:
       [ ] 408(k) - (SEP)      _________________________________________________
       [ ] 408 (Simple)        _________________________________________________
       [ ] 457 (Def. Comp.)
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9.  Will this annuity replace or change any other insurance or Annuity?
    [ ]  Yes     [ ] No

    If yes, state company(ies) and contract number(s) __________________________ Type of contract ___________________________________________________________

    If 1035 exchange or other transfer of assets, attach: (1) exchange form(s) or letter(s); and (2) replacement form(s) if applicable.
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10. SPECIAL INSTRUCTIONS _______________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
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11. PLEASE CHECK THE FOLLOWING SERVICES THAT YOU WISH TO ELECT:
    Telephone Transfer Privilege

    [ ] I (We)  authorize  SBL to make  transfers  among  accounts,  change  the allocation of future purchases and make changes to an existing Asset Reallocation or Dollar Cost Averaging option, based on telephone instructions. SBL has procedures to confirm that such instructions are genuine and will not be liable for any losses due to fraudulent or unauthorized instructions provided it complies with its procedures, which are set forth in the prospectus.

V7552 (2-97)                                                         15-75523-00
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12. |_| AUTOMATIC DOLLAR COST AVERAGING
    Please establish an automatic transfer from
    ________________________________   to  (1) _________________________________
     (Subaccount or Fixed Account)               (Subaccount or Fixed Account)

    (Please indicate the dollar or
    percentage split if going to           (2) _________________________________
    one or more Subaccounts)                     (Subaccount or Fixed Account)

    Please establish the transfer under the following option:

    Check only one:
    A. [ ] $___________________________ per transfer over _________months/years
    B. [ ] Fixed Period _____________ months/years
    C. [ ] Only Interest/Earnings over ___________ months/years. (Earnings will accrue for one time period (a month or quarter) from the effective date before the first transfer occurs.)

    Please make transfers:  [ ] Monthly      [ ] Quarterly

    I understand that automatic transfers are subject to: (1) the terms of my contract; (2) the current prospectus; and (3) such other rules as SBL shall enact. I also understand that any automatic transfer from the Fixed Account may not exceed an amount which would exhaust that account within 12 months.
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13. [ ] ASSET  REALLOCATION  REQUEST: I elect Automatic Asset Reallocation (AAR)
    among the Accounts outlined in Section 4. The Fixed Account may not be used if the reallocation would violate the Transfer provisions of the Fixed Account as stated in the Contract. Initial purchase payment will be allocated based on instructions in Section 4 sstarting on:

    Effective Date: _____________________ and continuing every [ ] 3 months [ ] 6 months [ ] 12 months thereafter
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I have been given an effective  prospectus that describes the contract for which
I am applying. I have been given an effective prospectus for the fund underlying each Subaccount above. If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the IRS Code; and (2) the investment choices available under my employer's
Section 403(b) arrangement to which I may elect to transfer my account balance. I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF SBL ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be effective on its Contract Date. If they are not, SBL's liability will be limited to a return of amount paid.

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                   TAX IDENTIFICATION NUMBER CERTIFICATION**

UNDER PENALTIES OF PERJURY I CERTIFY THAT:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

THE INTERNAL  REVENUE  SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS  DOCUMENT   OTHER  THAN  THE   CERTIFICATIONS   REQUIRED  TO  AVOID  BACKUP
WITHHOLDING.
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               Dated at ________________________________________

               this _______ day of _______________________ 20___

               _________________________________________________
                                 Owner Signature

               _________________________________________________
                              Joint Owner/Signature

REPRESENTATIVE'S STATEMENT - To the best of my knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in question 9 above. I have complied with the requirements for disclosure and/or replacement.

               __________________________________________________
                      Representative Signature and Number

               __________________________________________________
               Print Representative's Full Name and Phone Number

               __________________________________________________
                         Broker/Dealer Name and Number

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**CERTIFICATION  INSTRUCTIONS  - You must  cross  out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.
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[ ] Check this box if you would like a Statement of Additional Information.